                                                               Exhibit 23.3

                SCHEDULE II - CALIFORNIA STEEL INDUSTRIES, INC.

                       VALUATION AND QUALIFYING ACCOUNTS
                            YEARS ENDED DECEMBER 31
                                 (in thousands)

                                    Balance at Charged to            Balance At
                                    Beginning  Costs and               End of
                                      Period    Expenses  Deductions   Period
                                    ---------- ---------- ---------- ----------
FY 1996:
Allowance for Doubtful Accounts....    $720       $ 29       $ 29       $720
                                       ----       ----       ----       ----
FY 1997:
Allowance for Doubtful Accounts....    $720       $  2       $  2       $720
                                       ----       ----       ----       ----
FY 1998:
Allowance for Doubtful Accounts....    $720       $618       $618       $720
                                       ----       ----       ----       ----